Exhibit 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION REPORTS
THIRD QUARTER 2018 RESULTS

Third quarter GAAP net income of $10.0 million or $0.35 per diluted common share and
Core Earnings(1) of $10.3 million or $0.36 per diluted common share

- Subsequent to end of third quarter -

Declared a $0.02 per common share increase in the quarterly dividend to $0.31 per common share for the fourth quarter 2018, representing the third dividend increase for 2018

SEPTEMBER 30, 2018 FINANCIAL RESULTS

New York, NY — October 30, 2018 - Ares Commercial Real Estate Corporation (the “Company”) (NYSE:ACRE), a specialty finance company engaged in originating and investing in commercial real estate assets, reported generally accepted accounting principles (“GAAP”) net income of $10.0 million or $0.35 per diluted common share and Core Earnings of $10.3 million or $0.36 per diluted common share for the third quarter of 2018. In addition, the Company announced that its Board of Directors declared a $0.02 per common share increase in the quarterly dividend to $0.31 per common share for the fourth quarter 2018 payable on January 15, 2019 to common stockholders of record as of December 28, 2018.

“We generated another strong quarter of earnings as we continued to execute well on our goal of staying more fully invested,” said Jamie Henderson, President and Chief Executive Officer of ACRE. “For the first nine months of 2018, our Core Earnings of $1.05 per share were 20% higher than the comparable period in 2017, and well in excess of our dividends paid year to date. In recognition of our strong business position and positive longer term earnings outlook, our board has approved a $0.02 per common share quarterly dividend increase.”

“We are seeing higher and more consistent earnings throughput as a result of continuing efforts to improve our investment processes, further reductions in the costs of our liabilities and recent increases in short term interest rates,” said Tae-Sik Yoon, Chief Financial Officer of ACRE.

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(1) Core Earnings is a non-GAAP financial measure. Refer to Schedule I for further details.

THREE MONTHS ENDED SEPTEMBER 30, 2018 FINANCIAL HIGHLIGHTS

Financial Results and Activities:

•	For the three months ended September 30, 2018, GAAP net income was $10.0 million or $0.35 per diluted common share and Core Earnings were $10.3 million or $0.36 per diluted common share.

•
For the three months ended September 30, 2018, new originations were $117.5 million in commitments and $101.5 million in outstanding principal funded at the origination date and an additional $8.4 million of fundings on existing commitments.

•	For the three months ended September 30, 2018, the Company exited $198.3 million of loans held for investment as measured by outstanding principal.

PORTFOLIO DETAIL AS OF SEPTEMBER 30, 2018

As of September 30, 2018, the Company’s portfolio included 44 loans held for investment, totaling approximately $1.9 billion in originated commitments at closing and $1.7 billion in outstanding principal. As of September 30, 2018, 69 loans totaling approximately $2.4 billion in outstanding principal were repaid or sold since inception of the Company.

Portfolio Interest Rate, Yield and Remaining Life Summary ($ in millions):

	As of September 30, 2018
	Carrying Amount (1)	Outstanding Principal (1)	Weighted Average Minimum Loan Borrowing Spread (2)	Weighted Average Unleveraged Effective Yield (3)	Weighted Average Remaining Life (Years)
Senior mortgage loans	$1,636.9	$1,645.4	5.1%	6.8%	1.6
Subordinated debt and preferred equity investments	22.0	22.9	12.0%	13.4%	5.8
Total loans held for investment portfolio	$1,658.9	$1,668.3	5.2%	6.9%	1.7
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(1)
The difference between the Carrying Amount and the Outstanding Principal amount of the loans held for investment consists of unamortized purchase discount, deferred loan fees and loan origination costs.

(2)
Minimum Loan Borrowing Spread is equal to (a) for floating rate loans, the margin above the applicable index rate (e.g., LIBOR) plus floors, if any, on such applicable index rates, and (b) for fixed rate loans, the applicable interest rate.

(3)
Unleveraged Effective Yield is the compounded effective rate of return that would be earned over the life of the investment based on the contractual interest rate (adjusted for any deferred loan fees, costs, premiums or discounts) and assumes no dispositions, early prepayments or defaults. The Total Weighted Average Unleveraged Effective Yield is calculated based on the average of Unleveraged Effective Yield of all loans held by the Company as of September 30, 2018 as weighted by the Outstanding Principal balance of each loan.

As of September 30, 2018, 98% of the portfolio of loans held for investment consisted of floating rate loans and 99% of the portfolio of loans held for investment consisted of senior mortgage loans (as measured by outstanding principal).

Portfolio Diversification Summary as of September 30, 2018 ($ in millions):

PROPERTY TYPE
	Outstanding Principal	% of Portfolio
Multifamily	$485.9	29%
Office	379.1	23%
Hotel	295.4	17%
Self Storage	187.3	11%
Student Housing	169.2	10%
Industrial	78.8	5%
Mixed-use	49.0	3%
Residential	11.8	1%
Retail	11.8	1%
Total	$1,668.3	100%

GEOGRAPHIC MIX
	Outstanding Principal	% of Portfolio
Midwest	$404.9	24%
West	403.7	24%
Southwest	346.6	21%
Southeast	301.2	18%
Mid-Atlantic/Northeast	211.9	13%
Total	$1,668.3	100%

RECENT DEVELOPMENTS

On October 2, 2018, the Company originated and fully funded a $17.5 million pre-construction senior mortgage loan on a property with in-place development rights for a residential project located in Florida. The loan has a per annum interest rate of 30-day LIBOR plus a spread of 8.00% (plus fees) and an initial term of 1.5 years.

On October 22, 2018, the Company originated a $14.0 million mezzanine construction loan on a property with in-place development rights for a residential conversion project located in New York. At closing, the outstanding principal balance was approximately $10.6 million. The loan has a per annum interest rate of 30-day LIBOR plus a spread of 14.00% (plus fees) and an initial term of 2.5 years.

On October 26, 2018, the Company originated a $13.5 million senior mortgage loan on an office property located in North Carolina. At closing, the outstanding principal balance was approximately $8.0 million. The loan has a per annum interest rate of 30-day LIBOR plus a spread of 4.00% (plus fees) and an initial term of 4.0 years.

On October 30, 2018, the Company declared a cash dividend of $0.31 per common share for the fourth quarter of 2018. The fourth quarter 2018 dividend is payable on January 15, 2019 to common stockholders of record as of December 28, 2018.

THIRD QUARTER 2018 DIVIDEND

On July 26, 2018, the Company declared a cash dividend of $0.29 per common share for the third quarter of 2018. The third quarter 2018 dividend was paid on October 16, 2018 to common stockholders of record as of September 28, 2018.

CONFERENCE CALL AND WEBCAST INFORMATION

On Tuesday, October 30, 2018, the Company invites all interested persons to attend its webcast/conference call at 11:00 a.m. (Eastern Time) to discuss its third quarter financial results.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of the Company’s website at http://www.arescre.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (888)-317-6003. International callers can access the conference call by dialing +1(412)-317-6061. All callers will need to enter the Participant Elite Entry Number 0632199 followed by the # sign and reference “Ares Commercial Real Estate Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through November 14, 2018 at 5:00 p.m. (Eastern Time) to domestic callers by dialing (877)-344-7529 and to international callers by dialing +1(412)-317-0088. For all replays, please reference conference number 10124527. An archived replay will also be available through November 14, 2018 on a webcast link located on the Home page of the Investor Resources section of the Company’s website.

ABOUT ARES COMMERCIAL REAL ESTATE CORPORATION

Ares Commercial Real Estate Corporation is a specialty finance company primarily engaged in originating and investing in commercial real estate loans and related investments. Through its national direct origination platform, the Company provides a broad offering of flexible and reliable financing solutions for commercial real estate owners and operators. The Company originates senior mortgage loans, as well as subordinate financings, mezzanine debt and preferred equity, with an emphasis on providing value added financing on a variety of properties located in liquid markets across the United States. Ares Commercial Real Estate Corporation elected and qualified to be taxed as a real estate investment trust and is externally managed by a subsidiary of Ares Management, L.P. (NYSE:ARES), a publicly traded, leading global alternative asset manager with approximately $121.4 billion of assets under management as of June 30, 2018. For more information, please visit www.arescre.com. The contents of such website are not, and should not be deemed to be, incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast / conference call may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including the returns on current and future investments, rates of repayments and prepayments on the Company’s mortgage loans, availability of investment opportunities, the Company’s ability to originate additional investments and completion of pending investments, the availability of capital, the availability and cost of financing, market trends and conditions in the Company’s industry and the general economy, the level of lending and borrowing spreads and interest rates, commercial real estate loan volumes and the risks described from time to time in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement, including any contained herein, speaks only as of the time of this press release and Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call. Projections and forward-looking statements are based on management’s good faith and reasonable assumptions, including the assumptions described herein.

INVESTOR RELATIONS CONTACTS

Ares Commercial Real Estate Corporation
Carl Drake or John Stilmar
(888) 818-5298
iracre@aresmgmt.com

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	As of
	September 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Cash and cash equivalents	$5,034	$28,343
Restricted cash	379	379
Loans held for investment ($286,265 and $341,158 related to consolidated VIEs, respectively)	1,658,862	1,726,283
Other assets ($750 and $945 of interest receivable related to consolidated VIEs, respectively; $54,893 of other receivables related to consolidated VIEs as of September 30, 2018)	67,237	15,214
Total assets	$1,731,512	$1,770,219
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Secured funding agreements	$912,410	$957,960
Secured term loan	108,151	107,595
Collateralized loan obligation securitization debt (consolidated VIE)	271,335	271,211
Due to affiliate	2,512	2,628
Dividends payable	8,323	7,722
Other liabilities ($480 and $414 of interest payable related to consolidated VIEs, respectively)	4,623	3,933
Total liabilities	1,307,354	1,351,049
STOCKHOLDERS' EQUITY
Common stock, par value $0.01 per share, 450,000,000 shares authorized at September 30, 2018 and December 31, 2017, and 28,698,600 and 28,598,916 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	283	283
Additional paid-in capital	421,415	420,637
Accumulated earnings (deficit)	2,460	(1,750)
Total stockholders' equity	424,158	419,170
Total liabilities and stockholders' equity	$1,731,512	$1,770,219

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	For the three months ended September 30,		For the nine months ended September 30,
	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net interest margin:
Interest income from loans held for investment	$30,362	$28,551	$87,401	$72,321
Interest expense	(16,378)	(13,825)	(46,645)	(36,845)
Net interest margin	13,984	14,726	40,756	35,476
Expenses:
Management and incentive fees to affiliate	1,571	1,554	5,302	5,020
Professional fees	498	350	1,435	1,169
General and administrative expenses	852	724	2,415	2,006
General and administrative expenses reimbursed to affiliate	870	986	2,624	2,883
Total expenses	3,791	3,614	11,776	11,078
Income before income taxes	10,193	11,112	28,980	24,398
Income tax expense, including excise tax	236	54	403	149
Net income attributable to ACRE	9,957	11,058	28,577	24,249
Less: Net income attributable to non-controlling interests	—	—	—	(25)
Net income attributable to common stockholders	$9,957	$11,058	$28,577	$24,224
Earnings per common share:
Basic and diluted earnings per common share	$0.35	$0.39	$1.00	$0.85
Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding	28,542,828	28,481,298	28,521,317	28,475,369
Diluted weighted average shares of common stock outstanding	28,698,600	28,582,690	28,638,973	28,537,723
Dividends declared per share of common stock	$0.29	$0.27	$0.85	$0.81

SCHEDULE I

Reconciliation of Net Income to Non-GAAP Core Earnings

The Company believes the disclosure of Core Earnings provides useful information to investors regarding the calculation of incentive fees the Company pays to its manager, Ares Commercial Real Estate Management LLC, and the Company’s financial performance. Core Earnings is an adjusted non-GAAP measure that helps the Company evaluate its financial performance excluding the effects of certain transactions and GAAP adjustments that it believes are not necessarily indicative of its current loan origination portfolio and operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Core Earnings is a non-GAAP measure and is defined as net income (loss) computed in accordance with GAAP, excluding non-cash equity compensation expense, the incentive fee, depreciation and amortization (to the extent that any of the Company’s target investments are structured as debt and the Company forecloses on any properties underlying such debt), any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss), one-time events pursuant to changes in GAAP and certain non-cash charges after discussions between the Company’s external manager and the Company’s independent directors and after approval by a majority of the Company’s independent directors.

Reconciliation of net income attributable to common stockholders, the most directly comparable GAAP financial measure, to Core Earnings is set forth in the table below for the three and twelve months ended September 30, 2018 ($ in thousands):

	For the three months ended	For the twelve months ended
	September 30, 2018
	Amount	Amount
Net income attributable to common stockholders	$9,957	$34,761
Stock-based compensation	329	988
Incentive fees to affiliate	—	610
Early extinguishment of debt costs(1)	—	768
Core Earnings	$10,286	$37,127
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(1)	Represents a one-time, non-cash charge in connection with the Company’s $45.0 million repayment of outstanding principal on the Secured Term Loan in December 2017.